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                                                                    Exhibit 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES

                                                         JURISDICTION OF
SUBSIDIARY                                                INCORPORATION
----------                                               ---------------
Nihon RadiSys KK                                         Japan
Microware Systems Ltd (inactive)                         United Kingdom
RSC KK (inactive)                                        Japan
RadiSys B.V.                                             Netherlands
RadiSys Israel Ltd.                                      Israel
RadiSys SARL (inactive)                                  France
RadiSys GmbH                                             Germany
RadiSys UK Limited                                       United Kingdom
Texas Micro Systems United Kingdom Limited (inactive)    United Kingdom
RadiSys Technology (Ireland) Limited                     Ireland
RadiSys Ireland Limited                                  Ireland
RadiSys Systems Technology (Shanghai) Co. Ltd.           China